Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

Dated: April 25, 2013

TDS INVESTOR (LUXEMBOURG) S.A.R.L.

By:	/s/ Rochelle Boas
Name:	Rochelle Boas
Title:	Manager

WALTONVILLE LIMITED

By:	/s/ Rochelle Boas
Name:	Rochelle Boas
Title:	Director

TRAVELPORT LIMITED

By:	/s/ Rochelle Boas
Name:	Rochelle Boas
Title:	Senior Vice President and Assistant Secretary

TRAVELPORT HOLDINGS LIMITED

By:	/s/ Rochelle Boas
Name:	Rochelle Boas
Title:	Senior Vice President and Assistant Secretary

TRAVELPORT WORLDWIDE LIMITED

By:	/s/ Rochelle Boas
Name:	Rochelle Boas
Title:	Senior Vice President and Assistant Secretary